Cohen Independent Research Group Issued a Research Report on LightPath Technologies

ORLANDO, FL -- (Marketwire - September 23, 2010) - LightPath Technologies, Inc. (NASDAQ: LPTH) ("LightPath", "LPTH" or the "Company"), a global manufacturer, distributor and integrator of patented optical components and assemblies, announced today that Cohen Independent Research Group, Inc. ("Cohen") has issued a research report on the Company. The report can be obtained directly from Cohen through its website at www.cohenresearch.com.

Cohen states in the report, "We believe LPTH is well positioned to benefit from the demand growth for optical components and the huge current market opportunity. We project revenues of approximately $9.3 million for fiscal year end June 30, 2010 and $36.2 million by 2015. Margins are likely to expand as the Company increases production from its plant in China. Based on an average of [the valuation methods used by Cohen] and provided our financial forecasts are met, LPTH common stock is valued at $5.58 per share, 64.1% higher than current market price of $3.40; an exciting short and long term investment opportunity." Cohen indicates in the report that the valuation is calculated using market based multiple valuation, Discounted Cash Flow (DCF) and by applying the Cohen Price Performance Index approach. The multiple-based valuation approach uses the expected 2011 Price to Earnings and Price to Capital Employed ratio; The Cohen Price Performance Index, which is representative of the past coverage performance of all stocks evaluated by Cohen; and lastly, the value derived using the long-term Cohen Discounted Cash Flow (DCF) valuation approach.

Any opinions, judgments, estimates or forecasts regarding the Company's historical or predicted performance or operations made by Cohen in the report or recited in this press release are Cohen's own opinions, judgments, estimates or forecasts and do not represent or reflect opinions, judgments, estimates or forecasts of the Company or its management. The Company does not by its reference to the research report prepared by Cohen imply its approval or endorsement of or concurrence with such information, conclusions, or recommendations.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its web site or otherwise. The Company does not assume any obligation to update any forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

The Company retained Cohen to prepare and publish the research report on the Company and paid Cohen $7,500 in connection therewith.

About LightPath Technologies, Inc.
LightPath manufactures optical products including precision molded aspheric optics, GRADIUM® glass products, proprietary collimator assemblies, laser components utilizing proprietary automation technology, higher-level assemblies and packing solutions. The Company's products are used in various markets, including industrial, medical, defense, test & measurement and telecommunications. LightPath has a strong patent portfolio that has been granted or licensed to it within these fields. For more information, visit www.lightpath.com.

About Cohen Independent Research Group, Inc.
Cohen Independent Research Group, Inc. is considered to be the Gold Standard of independent research fundamental securities analysis. Cohen Research's proprietary in-house analytical research engine, The Cohen Financial and Valuation Model, allows Cohen Research to analyze companies at a comprehensive depth and level unavailable to other independent fundamental research firms. For more information, please visit www.cohenresearch.com.

"Safe Harbor" Statement:
This press release includes statements that constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. All investors are cautioned that such forward-looking statements in this report/release/advertisement are not guarantees of future performance. Factors that could cause or contribute to such differences include, but are not limited to, factors detailed by LightPath Technologies, Inc. in its public filings with the Securities and Exchange Commission. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we do not have any intention or obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise.

GRADIUM® is a registered trademark of LightPath Technologies.

Contacts:
LightPath Technologies, Inc.
Ray Pini
Director of Marketing
Tel: 407-382-4003 x336
rpini@lightpath.com
www.lightpath.com

Cohen Independent Research Group, Inc.
Paul Cohen
President
Tel: 415-454-6985
www.cohenresearch.com